EXHIBIT 10.14

K BANK

CHANGE IN TERMS AGREEMENT

Principal $700,000.00	Loan Date 10-28-2004	Maturity 02-15-2005	Loan No. 220583814	Call / Coll	Account	Officer PK	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “””””” has been omitted due to text length limitations.

Borrower:	Avatech Solutions Subsidiary, Inc.	Lender:	K Bank
	10715 Red Run Blvd, Ste 101		7F Gwynns Mill Court
	Owings Mills, MD 21117		Owings Mills, MD 21117

Principal Amount: $700,000.00	Initial Rate: 7.500%	Date of Agreement:

DESCRIPTION OF EXISTING INDEBTEDNESS. Original Promissory Note dated 10/28/2004 in the original amount of $700,00.00 between Avatech Solutions Subsidiary, Inc. and K Bank.

DESCRIPTION OF COLLATERAL. All inventory, Chattel Paper, Accounts, Equipment and General Intangibles.

DESCRIPTION OF CHANGE IN TERMS. 1. The maturity date of this Note has been extended until February 15, 2005.

2. Due to the extension of the maturity date, the bank will require the borrower to pay monthly interest payments for the months of December 2004 and January 2005 due consecutively on the 15th of each month.

All other terms and conditions of the Original Note and Original Loan Documents remain in full force and effect.

PROMISE TO PAY. Avatech Solutions Subsidiary, Inc. (“Borrower”) promises to pay to K Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Hundred thousand and 00/100 Dollars ($700,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 15, 2005. Unless otherwise agreed to or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Wall Street Prime rate (the “Index”). The index is not necessarily the lowest rate charged by the Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may take loans based on other rates as well. The index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 2.000 percentage points over the index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 7.500% per annum. Notwithstanding the foregoing, the variable interest rate or rates provided for in the Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on the Note be less than 7.500% per annum or more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower or Borrower’s obligation to continue to make payments. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to lender. All written communications concerning disputed amounts, including ay check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: K Bank, 7F GWYNNS MILL COURT, OWINGS MILLS, MD 21117.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $100.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Agreement (including any increased rate). Upon default, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Agreement to 4.000 percentage points over the index. The interest rate will not exceed the maximum permitted by applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to perform Borrower’s obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either nor or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency: The dissolution or termination of Borrower’s existence as a going business, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrower’s creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains undismissed for sixty (60) days.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, Agreement of even date, so that repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with lender monies or a surety bond for the creditor or forfeiture proceeding, in any amount determined by lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all its accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Subject to any limits under applicable law, upon default, Borrower agrees to pay Lender’s attorneys’ fees and all of Lender’s other collection expenses, whether or not there is a lawsuit, including without limitation legal expenses for bankruptcy proceedings.

JURY WAIVER. LENDER AND BORROWER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER OR BORROWER MAY BE PARTIES, ARISING UT OF, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LENDER AND BORROWER, AND LENDER AND BORROWER EACH HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS THAT BORROWER HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF BORROWER’S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Maryland. This Agreement has been accepted by Lender in the State of Maryland.

CONFESSED JUDGMENT. UPON THE OCCURRENCE OF A DEFAULT, BORROWER HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY LENDER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR BORROWER IN ANY COURT OF RECORD AND CONFESS JUDGMENT WITHOUT PRIOR HEARING AGAINST BORROWER IN FAVOR OF LENDER FOR, AND IN THE AMOUNT OF, THE UNPAID BALANCE OF THE PRINCIPAL AMOUNT OF THIS AGREEMENT, ALL INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS PAYABLE BY BORROWER TO LENDER UNDER THE TERMS OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENTS, INSTRUMENT EVIDENCING, SECURING OR GUARANTYING THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT, COSTS OF SUIT, AND ATTORNEYS’ FEES OF FIFTEEN PERCENT (15%) OF THE UNPAID BALANCE OF THE PRINCIPAL AMOUNT OF THIS AGREEMENT AND INTEREST THEN DUE HEREUNDER.

Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Borrower may otherwise be entitled under the laws of the United States or of any state or possession of the United States now in force and which may hereafter be enacted. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Lender shall deem necessary or desirable, for all of which this Agreement shall be a sufficient warrant.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $28.00 if Borrower makes a payment on Borrower’s loan and the check with which Borrower pays is dishonored on the second presentment.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested only in writing by Borrower or as provided in this paragraph. All communications, instructions, or directions by telephone or otherwise to lender are to be directed to Lender’s office shown above. The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority: Christopher D. Olander, Exec. V.P. of Avatech Solutions Subsidiary, Inc, Donald R. Walsh, Chief Exec Officer; Karen L. Strayer, Tax and Compliance Mgr.; and Catherine Dodson, Controller. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if: (A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Agreement or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Agreement other than those authorized by Lender.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

GUARANTORS ACKNOWLEDGEMENT. The undersigned Guarantors hereby acknowledge that the Note evidencing the indebtedness of Avatech Solutions Subsidiary, Inc. to K Bank, the same dated 10/28/2004 and to which they are Guarantors, has been modified by this Change in Terms Agreement of even date, so that the aforesaid note, which is the subject of the Guaranty is the same as that attached hereto.

CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court in which Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon Borrower as provided in this Agreement or as otherwise permitted by applicable law.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: K Bank 7F GWYNNS MILL COURT OWINGS MILLS, MD 21117.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Maryland (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any o fits rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waives presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

APPLICABLE LENDING LAW. This loan is being made under the terms and provisions of Subtitle 9 of Title 12 of the Maryland Commercial Law Article.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

CIT SIGNERS:

AVATECH SOLUTIONS SUBSIDIARY, INC.

By:	/s/ Christopher D. Olander	(Seal)
Christopher D. Olander, Executive Vice President of
Avatech Solutions Subsidiary, Inc.

AVATECH SOLUTIONS, INC.

By:	/s/ Christopher D. Olander	(Seal)
Christopher D. Olander, Executive Vice President of
Avatech Solutions, Inc.

X	/s/ William James Hindman	(Seal)
William James Hindman